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                    CERTIFICATE OF CORRECTION

              ALLIANCE GROWTH AND INCOME FUND, INC.

         Alliance Growth and Income Fund, Inc. a Maryland

corporation having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"),

hereby certifies to the State Department of Assessments and

Taxation of Maryland that:

         1.   The title of the document being corrected is:

             "ALLIANCE GROWTH AND INCOME FUND, INC.
                     ARTICLES OF AMENDMENT"

         2.   Alliance Growth and Income Fund, Inc. is the only

party to the Articles of Amendment.

         3.   The Articles of Amendment were filed with and

accepted by the State Department of Assessments and Taxation of

Maryland ("SDAT") on February 1, 1991.

         4.   The Articles of Amendment were filed at the same

time as Articles of Amendment for The Alliance Fund, Inc. and

Alliance Balanced Shares, Inc.  The Corporation believes that the pages of these three documents were filed in the correct order but were subsequently inadvertently microfilmed by SDAT in the wrong order with the result that the current SDAT records reflect the first page of each of the Articles of Amendment attached to the remaining pages of one of the other sets of Articles of

Amendment.  Attached as Exhibit A are the correct Articles of

Amendment for the Corporation and attached as Exhibit 8 are the




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Articles of Amendment for the Corporation as reflected in SDAT's current records.

         The undersigned chairman of the Corporation hereby

acknowledges this Certificate of Correction to be the corporate act of the Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein (and in the Articles of Amendment attached as

Exhibit A hereto) with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, Alliance Growth and Income Fund,

Inc. has caused this Certificate of Correction to be signed in

its name and on its behalf by its Chairman          and its

corporate seal to be hereunto affixed and attested by its

Secretary        , on April 20, 1993.



ATTEST:                      ALLIANCE GROWTH AND INCOME
                             FUND, INC.


/s/ Edmund P. Bergan, Jr.    By: /s/ David H. Dievler (SEAL)
_________________________        ____________________
    Edmund P. Bergan, Jr.        David H. Dievler
    Secretary                    Chairman













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